EXHIBIT 99.1

SPS Commerce Reports Third Quarter 2021 Financial Results

Company delivers 83rd consecutive quarter of topline growth with 23% growth in revenue and 20% growth in recurring revenue over third quarter 2020

Announces new Stock Repurchase Program

MINNEAPOLIS, Oct. 28, 2021 (GLOBE NEWSWIRE) -- SPS Commerce, Inc. (Nasdaq: SPSC), a leader in retail cloud services, today announced financial results for the third quarter ended September 30, 2021.

Revenue was $97.9 million in the third quarter of 2021, compared to $79.6 million in the third quarter of 2020, reflecting 23% growth in revenue from the third quarter of 2020. Recurring revenue grew 20% from the third quarter of 2020.

Net income in the third quarter of 2021 and the third quarter of 2020 was $11.4 million or $0.31 per diluted share. Non-GAAP net income per diluted share was $0.47 in the third quarter of 2021, compared to non-GAAP net income per diluted share $0.39 in the third quarter of 2020. Adjusted EBITDA for the third quarter of 2021 increased 14% to $26.5 million compared to the third quarter of 2020.

“As the retail landscape continues to evolve, SPS Commerce is expanding its global market leadership in providing the easiest-to-use, full-service solutions that help retailers work efficiently with their suppliers,” said Archie Black, President and CEO of SPS Commerce. “Our network, world class technology, and partnerships continue to deliver and exceed our customers’ expectations as they transition to a true omnichannel fulfillment model.”

“With strong momentum in fulfillment, and large growth opportunities for our analytics solution as retailers and suppliers continue to improve efficiencies across the supply chain, we believe SPS Commerce is well positioned to capitalize on a multi-billion-dollar addressable market in front of us,” said Kim Nelson, CFO of SPS Commerce.

Stock Repurchase Program

The Company also announced today that the Board of Directors of SPS Commerce authorized a new program to repurchase up to $50.0 million of common stock. Under the program, purchases may be made from time to time in the open market, in privately negotiated purchases, or both. The timing and number of shares to be purchased will be based on the price of the Company's common stock, general business and market conditions and other investment considerations and factors. The share repurchase program becomes effective on November 28, 2021 and expires on November 28, 2023. Our current stock repurchase plan expires on November 2, 2021.

The program does not obligate the Company to repurchase any specific number of shares and may be suspended or discontinued at any time without prior notice. The Company had 36.0 million shares of outstanding common stock as of September 30, 2021. The Company intends to finance the share repurchase program with cash on hand.

Guidance

Fourth quarter 2021 revenue is expected to be in the range of $99.9 million to $100.5 million. Fourth quarter net income per diluted share is expected to be in the range of $0.24 to $0.25 with fully diluted weighted average shares outstanding of approximately 37.3 million shares. Non-GAAP net income per diluted share is expected to be in the range of $0.41 to $0.42. Adjusted EBITDA is expected to be in the range of $26.3 million to $26.8 million. Non-cash, share-based compensation expense is expected to be approximately $6.5 million, depreciation expense is expected to be approximately $4.1 million and amortization expense is expected to be approximately $2.5 million.

For the full year of 2021, revenue is expected to be in the range of $382.4 million to $383.0 million, representing 22% to 23% growth over 2020. Full year net income per diluted share is expected to be in the range of $1.10 to $1.11, with fully diluted weighted average shares outstanding of approximately 37.0 million shares. Non-GAAP income per diluted share is expected to be in the range of $1.76 to $1.77. Adjusted EBITDA is expected to be in the range of $105.6 to $106.1 million, representing 21% to 22% growth over 2020. Non-cash, share-based compensation expense is expected to be approximately $27.8 million, depreciation expense is expected to be approximately $15.1 million and amortization expense is expected to be approximately $10.2 million.

Quarterly Conference Call

SPS Commerce will discuss its quarterly and annual results today via teleconference at 3:30 p.m. CT (4:30 p.m. ET). To access the call, please dial (877) 312-7508, or outside the U.S. (253) 237-1184, with Conference ID #8133049 at least fifteen minutes prior to the 3:30 p.m. CT start time. A live webcast of the call will also be available at http://investors.spscommerce.com under the Events and Presentations menu. The replay will also be available on our website at http://investors.spscommerce.com.

About SPS Commerce

SPS Commerce is the world’s leading retail network, connecting trading partners around the globe to optimize supply chain operations for all retail partners. We support data-driven partnerships with innovative cloud technology, customer-obsessed service and accessible experts so our customers can focus on what they do best. To date, more than 95,000 companies in retail, distribution, grocery and e-commerce have chosen SPS as their retail network. SPS has achieved 83 consecutive quarters of revenue growth and is headquartered in Minneapolis. For additional information, contact SPS at 866-245-8100 or visit www.spscommerce.com.

SPS COMMERCE, SPS, SPS logo, 1=INFINITY logo, AS THE NETWORK GROWS, SO DOES YOUR OPPORTUNITY, INFINITE RETAIL POWER, MASTERING THE RETAIL GAME and RSX are marks of SPS Commerce, Inc. and Registered in the U.S. Patent and Trademark Office. IN:FLUENCE, and others are further marks of SPS Commerce, Inc. These marks may be registered or otherwise protected in other countries.

SPS-F

Use of Non-GAAP Financial Measures

To supplement its financial statements, SPS Commerce also provides investors with Adjusted EBITDA, Adjusted EBITDA Margin, and non-GAAP net income per share, which are non-GAAP financial measures. SPS Commerce believes that these non-GAAP measures provide useful information to management, our board of directors, and investors regarding certain financial and business trends relating to its financial condition and results of operations. SPS Commerce's management uses these non-GAAP measures to compare the Company's performance to that of prior periods for trend analyses and planning purposes. Adjusted EBITDA is also used for purposes of determining executive and senior management incentive compensation.

Adjusted EBITDA consists of net income adjusted for income tax expense, depreciation and amortization expense, stock-based compensation expense, realized gain or loss from foreign currency on cash and investments held, investment income or loss, and other adjustments as necessary for a fair presentation.

Adjusted EBITDA Margin consists of Adjusted EBITDA divided by revenue. Margin, the comparable GAAP measure of financial performance, consists of net income divided by revenue.

SPS Commerce uses Adjusted EBITDA and Adjusted EBITDA Margin as measures of operating performance because they assist the Company in comparing performance on a consistent basis, as they remove from operating results the impact of the Company's capital structure. SPS Commerce believes Adjusted EBITDA and Adjusted EBITDA Margin are useful to an investor in evaluating the Company's operating performance because they are widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of the Company's capital structure and the method by which assets were acquired.

Non-GAAP income per share consists of net income adjusted for stock-based compensation expense, amortization expense related to intangible assets, realized gain or loss from foreign currency on cash and investments held, and other adjustments as necessary for a fair presentation, divided by the weighted average number of shares of common stock outstanding during each period. SPS Commerce believes non-GAAP income per share is useful to an investor because it is widely used to measure a company's operating performance.

SPS Commerce includes an adjustment to non-GAAP income to reflect the income tax effects of the adjustments to GAAP net income, as discussed above. To quantify these tax effects, SPS Commerce recalculates income tax expense excluding the direct book and tax effects of the specific items constituting the non-GAAP adjustments (e.g., stock-based compensation expense). The difference between this recalculated income tax expense and GAAP income tax expense is presented as the income tax effect of the non-GAAP adjustments.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements and are subject to inherent limitations. SPS Commerce urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding future execution within our business, the opportunity we see in the retail supply chain world and our performance for the fourth quarter and full year of 2021, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2020, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance, or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except shares)

	September 30,	December 31,
	2021	2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$195,803	$149,692
Short-term investments	56,183	37,786
Accounts receivable	39,934	37,811
Allowance for credit losses	(4,604)	(4,233)
Accounts receivable, net	35,330	33,578
Deferred costs	41,593	37,988
Other assets	14,346	12,312
Total current assets	343,255	271,356
PROPERTY AND EQUIPMENT, less accumulated depreciation of $70,663 and $59,152, respectively	31,036	26,432
OPERATING LEASE RIGHT-OF-USE ASSETS	12,665	15,581
GOODWILL	134,680	134,853
INTANGIBLE ASSETS, net	52,471	60,230
INVESTMENTS	—	2,500
OTHER ASSETS
Deferred costs, non-current	14,500	12,607
Deferred income tax assets	189	194
Other assets, non-current	2,487	2,705
Total assets	$591,283	$526,458
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$3,752	$5,354
Accrued compensation	30,986	22,872
Accrued expenses	7,110	11,161
Deferred revenue	49,185	37,947
Operating lease liabilities	3,895	2,798
Total current liabilities	94,928	80,132
OTHER LIABILITIES
Deferred revenue, non-current	5,159	2,996
Operating lease liabilities, non-current	16,697	19,672
Deferred income tax liabilities	3,971	2,937
Total liabilities	120,755	105,737
COMMITMENTS and CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value; 110,000,000 shares authorized; 37,683,302 and 37,100,467 shares issued; and 35,964,238 and 35,487,217 shares outstanding, respectively	38	37
Treasury Stock, at cost; 1,719,064 and 1,613,250 shares, respectively	(75,908)	(65,247)
Additional paid-in capital	422,670	393,462
Retained earnings	125,322	93,490
Accumulated other comprehensive loss	(1,594)	(1,021)
Total stockholders’ equity	470,528	420,721
Total liabilities and stockholders’ equity	$591,283	$526,458

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues	$97,887	$79,557	$282,520	$229,322
Cost of revenues	34,343	25,045	96,043	72,915
Gross profit	63,544	54,512	186,477	156,407
Operating expenses
Sales and marketing	22,079	19,233	65,386	56,143
Research and development	10,854	8,053	28,459	23,087
General and administrative	14,691	11,939	45,186	36,591
Amortization of intangible assets	2,399	1,333	7,734	3,985
Total operating expenses	50,023	40,558	146,765	119,806
Income from operations	13,521	13,954	39,712	36,601
Other income (expense), net	(716)	423	(1,424)	1,218
Income before income taxes	12,805	14,377	38,288	37,819
Income tax expense	1,356	2,970	6,456	5,703
Net income	$11,449	$11,407	$31,832	$32,116

Net income per share
Basic	$0.32	$0.32	$0.89	$0.91
Diluted	$0.31	$0.31	$0.86	$0.89

Weighted average common shares used to compute net income per share
Basic	35,961	35,295	35,873	35,133
Diluted	37,015	36,366	36,898	36,137

Per share amounts may not foot due to rounding.

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Nine Months Ended
	September 30,
	2021	2020
Cash flows from operating activities
Net income	$31,832	$32,116
Reconciliation of net income to net cash provided by operating activities
Deferred income taxes	1,013	4,324
Change in earn-out liability	—	72
Depreciation and amortization of property and equipment	10,989	9,474
Amortization of intangible assets	7,734	3,985
Provision for credit losses	4,037	4,198
Stock-based compensation	21,273	14,246
Other, net	234	(16)
Changes in assets and liabilities
Accounts receivable	(5,327)	(4,551)
Deferred costs	(5,686)	(1,129)
Other current and non-current assets	(3,893)	2,612
Accounts payable	(1,518)	1,357
Accrued compensation	6,617	(3,989)
Accrued expenses	(174)	(3)
Deferred revenue	13,401	3,961
Operating leases	1,036	(1,128)
Net cash provided by operating activities	81,568	65,529
Cash flows from investing activities
Purchases of property and equipment	(15,567)	(11,639)
Purchases of investments	(84,020)	(67,636)
Maturities of investments	67,500	47,300
Net cash used in investing activities	(32,087)	(31,975)
Cash flows from financing activities
Repurchases of common stock	(10,661)	(18,950)
Net proceeds from exercise of options to purchase common stock	7,027	14,143
Net proceeds from employee stock purchase plan	2,316	1,645
Payments for contingent consideration	(2,042)	(688)
Net cash used in financing activities	(3,360)	(3,850)
Effect of foreign currency exchange rate changes	(10)	(26)
Net increase in cash and cash equivalents	46,111	29,678
Cash and cash equivalents at beginning of period	149,692	179,252
Cash and cash equivalents at end of period	$195,803	$208,930

SPS COMMERCE, INC.
NON-GAAP RECONCILIATION
(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Adjusted EBITDA
Net income	$11,449	$11,407	$31,832	$32,116
Income tax expense	1,356	2,970	6,456	5,703
Depreciation and amortization of property
and equipment	3,695	3,198	10,989	9,474
Amortization of intangible assets	2,399	1,333	7,734	3,985
Stock-based compensation expense	6,849	4,893	21,273	14,246
Realized (gain) loss from foreign currency on cash and investments held	854	(559)	1,492	(686)
Investment income	(66)	(107)	(242)	(1,079)
Other	-	103	(213)	257
Adjusted EBITDA	$26,536	$23,238	$79,321	$64,016

Adjusted EBITDA Margin
Net income	$11,449	$11,407	$31,832	$32,116
Revenue	97,887	79,557	282,520	229,322
Margin	12%	14%	11%	14%

Adjusted EBITDA	$26,536	$23,238	$79,321	$64,016
Revenue	97,887	79,557	282,520	229,322
Adjusted EBITDA Margin	27%	29%	28%	28%

Non-GAAP Income
Net income	$11,449	$11,407	$31,832	$32,116
Stock-based compensation expense	6,849	4,893	21,273	14,246
Amortization of intangible assets	2,399	1,333	7,734	3,985
Realized (gain) loss from foreign currency on cash and investments held	854	(559)	1,492	(686)
Other	-	103	(213)	257
Income tax effects of adjustments	(4,178)	(2,929)	(12,152)	(8,841)
Non-GAAP income	$17,373	$14,248	$49,966	$41,077

Shares used to compute non-GAAP income per share
Basic	35,961	35,295	35,873	35,133
Diluted	37,015	36,366	36,898	36,137

Non-GAAP income per share
Basic	$0.48	$0.40	$1.39	$1.17
Diluted	$0.47	$0.39	$1.35	$1.14

Contact:
Investor Relations
The Blueshirt Group
Irmina Blaszczyk
Lisa Laukkanen
SPSC@blueshirtgroup.com
415-217-4962